UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  May 1, 2020

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 342-8281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 2.01Completion of Acquisition or Disposition of Assets

Effective May 1, 2020, Fidelity D & D Bancorp, Inc. (“Fidelity”) completed its previously-announced acquisition of MNB Corporation (“MNB”) pursuant to the Agreement and Plan of Reorganization, dated as of December 9, 2019, by and among Fidelity,  The Fidelity Deposit and Discount Bank (“Fidelity Bank”),  MNB and Merchants Bank of Bangor (the “Reorganization Agreement”). At the effective time of the acquisition, MNB merged with and into Fidelity with Fidelity surviving the merger. In addition, Merchants Bank of Bangor, a Pennsylvania state-chartered bank and MNB’s wholly-owned subsidiary, merged with and into Fidelity Bank, a Pennsylvania state-chartered bank and trust company and Fidelity’s wholly-owned subsidiary, with Fidelity Bank as the surviving bank.

Subject to the terms and conditions of the Reorganization Agreement at the effective time of the merger, each share of MNB common stock was converted into the right to receive 1.039 shares of Fidelity common stock. As a result of the merger, Fidelity issued approximately 1,177,055 shares of its common stock and cash in exchange for fractional shares based upon $43.767, the determined market share price of Fidelity common stock in accordance with the Reorganization Agreement.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2020, in connection with the merger and pursuant to the terms of the Reorganization Agreement, HelenBeth Garofalo Vilcek and Richard M. Hotchkiss were appointed as Class A and Class C Directors of Fidelity’s Board of Directors. Ms. Vilcek and Mr. Hotchkiss were also appointed as Directors of Fidelity Bank’s Board of Directors. In connection with her appointment to the Boards of Fidelity and Fidelity Bank, Ms. Vilcek was appointed to the Fidelity Board’s Nominating and Audit Committees and the Fidelity Bank Board’s Asset Liability, Credit Administration, Nominating and Audit Committees. In connection with his appointment to the Boards of Fidelity and Fidelity Bank, Mr. Hotchkiss was appointed to the Fidelity Board’s Nominating Committee and Fidelity Bank Board’s Building, Trust/Investments, Nominating and Credit Administration Committees.

Other than pursuant to the terms of the Reorganization Agreement and those fees and benefits available to all nonemployee Directors of Fidelity and Fidelity Bank, Mr. Hotchkiss and Ms. Vilcek were not appointed to these positions pursuant to any arrangement or understanding with any other person, and neither has reportable transactions under Item 404(a) of Regulation S-K.

ITEM 8.01Other Events

Fidelity issued a press release on May 1, 2020, announcing completion of the acquisition of MNB. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.3

Agreement and Plan of Reorganization by and among Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank, MNB Corporation and Merchants Bank of Bangor dated as of December 9, 2019. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-236453 on Form S-4, filed with the Commission on February 14, 2020.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated May 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC
(Registrant)

Dated: May 4, 2020	/s/ Salvatore R. DeFrancesco, Jr._________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer